SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported): February 23, 1999.



                           ARTRA GROUP Incorporated
            ----------------------------------------------------
           (Exact name of registrant as specified in its charter)



       Pennsylvania                      1-3916                  25-1095978
 ---------------------------      ----------------------     ------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)



500 Central Avenue, Northfield, Illinois                      60093
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (847) 441-6650.



                                       N/A
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
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     On February 23, 1999, ARTRA GROUP Incorporated (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with WorldWide Web NetworX Corporation ("WWWX"), NA Acquisition Corp. ("NAAC"), a wholly owned subsidiary of WWWX, and WWWX Merger Subsidiary, Inc. ("Merger Sub"), a wholly owned subsidiary of NAAC, pursuant to which Merger Sub will merge into the Company (the "Merger"), with the Company being the surviving corporation. As a result of the Merger, the Company will become a wholly owned subsidiary of NAAC, and the shareholders of the Company will become shareholders of NAAC. Under the terms of the Merger Agreement, the Company's shareholders will receive one share of NAAC Common Stock in exchange for each share of the Company's Common Stock, and 329 shares of NAAC Common Stock in exchange for each share of the Company's Series A Preferred Stock. All stock options and warrants issued by the Company and outstanding on the closing date of the Merger will be converted into NAAC stock options and warrants.

     NAAC  owns  all of the  outstanding  capital  stock  of  entrade.com,  Inc.
("entrade.com") and 25% of the Class A Common Stock of asseTrade.com, Inc. ("asseTrade.com").

     entrade.com is a business-to-business Internet e-commerce and on-line auction company seeking to provide asset disposition solutions for the utility industry and large industrial manufacturing sectors. It owns proprietary e-commerce and on-line auction technologies, which it proposes to utilize to create on-line Business Communities and virtual distribution centers for the purchase and sale of corporate assets, including inventories, products and services. entrade.com's initial target niche is the multi-billion dollar utilities industry through its website, utiliparts.com.

     asseTrade.com proposes to develop and implement comprehensive asset/inventory recovery, disposal, remarketing and management solutions for corporate clients through state-of-the-art Internet electronic business applications, including on-line auctions. asseTrade.com was established by three principal groups, two of which are industry leaders in traditional asset recovery and disposal methodologies. Henry Butcher and Michael Fox International, Inc. are ranked among the world's leading asset evaluation, recovery, disposal and consulting companies, with more than 150 years of combined experience and expertise.

     asseTrade.com will initially seek to provide asset recovery and inventory management solutions to corporations by facilitating the movement of assets within internal corporate units, auctioning assets on line through community-based websites and/or client-specific venues, optimizing vendor and distribution channels that require extensive asset tracking requirements and the general cataloguing, listing and selling of assets through defined industry sector community websites.

     In connection with the execution of the Merger Agreement, on February 23, 1999, NAAC acquired certain software and other assets necessary for the conduct of entrade.com's e-commerce business and 25% of the shares of Class A Voting Common Stock of asseTrade.com (collectively, the "Purchased Assets") from WWWX, in exchange for 1,800,000 shares of NAAC Common Stock, $800,000 in cash and a note for $500,000, payable upon the consummation of the Merger or the earlier termination of the Merger Agreement. On February 19, 1999, NAAC had agreed with Energy Trading Company ("ETCO"), a wholly owned subsidiary of Peco Energy Company, to issue to ETCO 200,000 shares of NAAC Common Stock, and to pay ETCO $100,000 in cash upon consummation of the Merger, in exchange for certain retained rights ETCO held in the Purchased Assets. NAAC also agreed with both WWWX and ETCO that it would provide a minimum of $4,000,000 in funding for entrade.com. Under separate loan agreements, Artra agreed to loan NAAC up to $2,000,000 to fund the $800,000 cash payment to WWWX and to provide funding for entrade.com until the consummation of the Merger or the earlier termination of the Merger Agreement. Under the Merger Agreement, the Company agreed to guaranty the $4,000,000 funding for entrade.com if the Merger is consummated. Thus, the total consideration for the Purchased Assets will be 2,000,000 shares of NAAC Common Stock and an aggregate of $5,400,000 in cash, notes and committed funding.



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


     Also, on February 23, 1999, the Company entered into Employment Agreements with Robert D. Kohn, Benjamin R. Kafka, Gary Lerman and Mark L.M. Quinn, providing for the employment of those individuals for three-year terms. In connection with such employment, Mr. Kohn will receive nonqualified stock options for the purchase of 1,000,000 shares of the Company's Common Stock at an exercise price of $2.75 per share, and Messrs. Kafka, Lerman and Quinn will each receive nonqualified stock options for the purchase of 200,000 shares of the Company's Common Stock at an exercise price of $2.75 per share. Robert D. Kohn is the President and a director of WWWX and beneficially owns 5,840,000 shares, or approximately 36.3%, of the outstanding shares of Common Stock of WWWX. Benjamin R. Kafka and Mark L.M. Quinn are officers, directors and principal shareholders of Positive Asset Remarketing, Inc. and Global Trade Group, Ltd., which beneficially own an aggregate of 5,000,000 shares, or approximately 31.2%, of the outstanding shares of Common Stock of WWWX.

     Consummation of the Merger is subject to the approval of the shareholders of the Company and the disinterested shareholders of WWWX, and the registration of NAAC's Common Stock under the Securities Act of 1933. As a condition to closing, the shares of NAAC Common Stock to be issued to the shareholders of the Company in the Merger must be approved for listing on the New York Stock Exchange, subject only to official notice of issuance, or if such listing has not been approved, NAAC must have applied for and be diligently pursuing listing of such shares on the Nasdaq National Market System.

     Upon the Closing of the Merger, NAAC will become a publicly traded holding company that owns the Company and its current subsidiaries, entrade.com and 25% of the Class A Voting Common Stock of asseTrade.com. WWWX will own 1,800,000 shares, or approximately 17%, of NAAC's outstanding Common Stock, ETCO will own 200,000 shares, or approximately 2%, of NAAC's outstanding Common Stock and the current shareholders of the Company will own approximately 8,573,503 shares, or approximately 81%, of NAAC's outstanding Common Stock. NAAC will also have outstanding options and warrants for the purchase of 2,978,603 shares of NAAC Common Stock at exercise prices ranging from $2.75 per share to $8.00 per share.

     The Company expects to complete the transaction by June 30, 1999.

     The Company has fallen below certain of the New York Stock Exchange's quantitative and other continued listing criteria. The Company and the New York Stock Exchange have had ongoing discussions concerning this lack of compliance. The New York Stock Exchange has requested, and the Company intends to provide, by March 5, 1999, a definitive action plan demonstrating the Company's ability to achieve compliance with the New York Stock Exchange's listing standards. There can be no assurances that the New York Stock Exchange will accept the Company's definitive action plan and continue the listing of the Company's Common Stock. If, upon submission, the Company's definitive action plan is accepted by the New York Stock Exchange, the Company will be subject to ongoing quarterly monitoring for compliance with the milestones contained within this plan. Failure to meet any of the quarterly plan projections could result in the suspension from trading and subsequent delisting of the Company's Common Stock.



Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit 2 -   Agreement  and Plan of  Merger  Dated  February 23, 1999
                        Among ARTRA GROUP Incorporated,  Worldwide  Web  NetworX
                        Corporation,  NA  Acquisition   Corp.  and  WWWX  Merger
                        Subsidiary, Inc.





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





                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARTRA GROUP INCORPORATED



Date: March  2, 1999                    By:  /s/James D. Doering
                                             -------------------------
                                             James D. Doering
                                             Vice President/Treasurer
                                             Chief Financial Officer